              U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 10-SB
                               AMENDMENT 5

            General Form for Registration of Securities
           of Small Business Issuers Under Section 12(b)
               or 12(g) of the Securities Act of 1934



                          Beach Couch, Inc.

            (Name of Small Business Issuer in Its Charter)
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                   Delaware                           33-0812709
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        (State or Other Jurisdiction of              (I.R.S. Employer
        Incorporation or Organization)               Identification No.)

    4190 Bonita Rd., Suite 105, Bonita,                     91902
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 (Address of Principal Executive Offices)                 (ZIP Code)

                 (619) 297-2717
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 (Issuer's Telephone Number, Including Area Code)

Securities to be Registered under Section 12(b) of the Act:

    Title of Each Class                 Name of Each Exchange on Which
    to be so Registered                 Each Class is to be Registered


Securities to be Registered under Section 12(g) of the Act:

       Common Stock
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                                                                        Page 1

ITEM  1       DESCRIPTION OF BUSINESS

All financial information is current as of June 30, 1999. Other information is current as of the date of filing.

         General

1. Beach Couch, Inc., a Delaware corporation ("the Company") was incorporated on June 4, 1998.

2. On June 5, 1998 the Company acquired all of the stock of California Beach Couch, Inc. ("CBC") from Edward F. Myers III, the president of the Company in an exchange of 100,000 shares of the Company's common stock for 10,000 shares of CBC.

3. The Company has not and does not use computers in its business and therefore does not expect to be impacted by a Y2K problem.

4.   Business Description

                                     Mission

The mission of the Company is to create profit by selling its beach couch product to the general public, directly, via retail outlets, and using a variety of other marketing methods.

                                     Product
The Company's product is a low-to-the ground, two person beach chair made of nylon sheets and tubular aluminum. It is approximately 40 inches wide. The product allows two people to sit next to each other. It can be folded and stored in a typical auto back seat or trunk. It can be carried more easily than two separate chairs and provides a 'togetherness' quality for family and loved ones. A small child can sleep stretched out.


                                  Manufacturing

An initial batch of 75 couches was produced by the end of 1998 and sold mostly
in early 1999.  A second batch of 240 units was in process on June 30, 	1999.
All materials for the 240 units had been purchased. One Hundred ten units were completed as of July 15.

Negotiations with the aluminum supplier recently made it possible to take advantage of the economics of larger material orders. The next batch of 250 units should make possible savings in manufacturing costs. The minimum period of time for a run of 250 is approximately three weeks. As production runs become larger, modification of production techniques will provide for greater efficiency.


                                    Marketing
 .
Marketing efforts include availability of couches in the following shops in the San Diego area: Surf Hut (Imperial Beach, CA), Emerald City (Mission Beach and Coronado, CA), Killer Dan (Dana Point, CA), and the San Clemente Surf Co. (San Clemente, CA). Sample chairs are also with consultants, Pocket Products in Taiwan whose office is in San Diego, CA. The Company also has a sales representative in Sacramento, CA.

The marketing arrangements with the entities above are oral and are net
30 days.

Company officers have had meetings with buyers for large discount stores. Interest has been expressed in large orders for couches with imprinted company names.

Event marketing is taking place most recently at the Over the Line Tournament (July 8-20) in San Diego, CA. Soccer tournaments and local fairs are also anticipated market possibilities.

The Company presently has a web site on the Internet for informational purposes only. Products cannot be ordered directly from the site. Company has no present plans for placement in catalogs.

Credit card charging ability is being pursued to make possible sales on the Internet as well as placement of the product in suitable catalogs. Those arrangements are not yet in place.

                                        Sales

As chairs came off the assembly line they were placed in shops or sold by direct sales. As of June 30, approximately 110 chairs had been sold with requests for more as soon as available.


                                      Suppliers

Suppliers were selected on the basis of best price and service but other companies are available also. It is not believed there is likely to develop a scarcity of available aluminum, steel or cloth at acceptable prices which are the product's components.

Suppliers are:

Specialty Metals Industries of Temecula, CA (aluminum tubing); Industrial Metal Supply of San Diego, CA (steel); Top Value Fabrics of Carson, CA (cloth); and Boolie Seating Co. of San Diego, CA (aluminum fabrication).

The Company knows of no state or federal governmental regulations for the product.

There was no money spent on research. Development consisted of the production of the prototype.


The Company believes that the product will have no environmental impact.


                                    Competition

Currently, as best can be determined, there is no closely similar product on the market today. The Southern California area is a prime location for marketing this product. Unless and until there is another company producing a very similar, chair, the Company should be able to capture a large market share as the 'first' to develop such a beach 'couch'. It is unlikely that the Company can completely prevent competition into the market and will concentrate on early establishment of business relationships with the customers in the Southern California region.

Although the Company has a patent on its product, substantial amounts of capital may be required to defend the patent against competitors if competitors choose to market a similar product. A patent, however, may discourage others from entering this market.

The Company as of October 1, 1999 estimates that the feasible batch size is 300 couches with a production time of 3 weeks Estimated time between the finish of a production batch and sale of the batch depends on the time of year. The Summer months are expected to provide greater sales activity than Winter. Projected average sales price is $50 at an average cost of goods of $30 making a gross profit per couch of $20.


                                       Patent

On November 25, 1998 Messrs. Myers (president of the Company) and Jordon

("the Inventors") filed a patent application for a "foldable couch seat" (application No. 29/097,015). On March 9, 1999 the patent was allowed by the U.S. Patent and Trademark Office. The invention is owned by California Beach Couch, Inc.("CBC") a wholly owned subsidiary of the Company. On
June 10, 1998 the Inventors signed an agreement with CBC whereby any invention of theirs made during their terms as employees, officers and/or directors of CBC would be assigned to CBC and become the sole property of CBC. An assignment has been filed with the US patent office.


ITEM  2.   MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operation

(i) The Company manufactures its product in "batches". The initial batch was manufactured in fiscal 1998 and consisted of 75 couches of which 6 were sold prior to December 31, 1998. For the year ended December 31, 1998 the Company had a loss of $5,93l of which $369 was attributed to gross loss and $4,712 to operating expenses. On December 31, 1998 the Company had an inventory of $3,109 consisting of 69 finished couches. On June 30, 1999 the Company had sales of $5,564 for the first six months of 1999 with gross sales of $(1,336). The Company showed a loss of $10,531) for the first 6 months of 1999. The Company had an inventory of $3,330 and an accounts receivable of $3,150 at June 30, 1999.

For the three months ended June 30, 1999 the Company had sales of $4,078 and a net loss on sales of $429. Net loss from operations for the period was $9,652. Since the Company was not in business during this period in 1998 there are no comparable financial statements.

Prior to June 30, 1999 the Company spent approximately $15,000 on marketing and promotion of its product. The Company considers this to be attributable to start-up costs and initial market recognition. During the next 12 months the Company expects to be able to reduce these overhead expenditures by as much as 80%. The Company's officers and directors will continue to operate the business with no compensation.

The Company has sufficient liquid capital to continue its business using profits from present inventory and receivables to finance the production of future batches. The Company does not at present see the necessity for additional capital to execute its business plan during the next 12 months.


(ii) The Company does not plan to do any research and development during the next 12 months.

(iii) The Company plans no sales or purchases of plants or significant equipment.

(iv) The Company does not expect to change its number of employees. The Company has no employees and work is done by the Company's officers and directors at no compensation.


ITEM  3.   DESCRIPTION OF PROPERTY

The Company owns no real property. The Company rents approximately 1000 square feet from a non-affiliated party for $175.00 per month. This space is used to assemble the product and is considered sufficient for the foreseeable future. The Company rents this property on a month to month basis. The
Company has no reason to believe that it may not continue this rental for the foreseeable future. Similar property is readily available at similar cost.. The Company also maintains an address rent free from Califia Realty at 4190 Bonita Road #105, Bonita, CA 91902. This offily for the delivery of mail.


ITEM  4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
               AND MANAGEMENT

The following table sets forth certain information concerning the Common Stock ownership as of October 1, 1999, of each officer, director and who is known to the Company as management or to be the beneficial owner of more than five percent of the Company's Common Stock.

Name and Address         Amount and Nature of              Percent Ownership
of Beneficial            Beneficial Ownership
Owner
Edward F. Myers III               125,000                       3.1
J. Michael Page                 1,925,000                      48.1
Edward F. Myers II              1,900,000                      47.5
Dal N.R. Grauer                    25,000                        .6
Gary A. Stannell                   25,000                        .6

Unless otherwise indicated, the named party is believed to be the sole investor and have voting control of the shares set forth in the above table. Based on 4,222,750 outstanding shares on October 1, 1999..


ITEM  5  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


A. The Directors and Officers of the Company, all of whose terms will expire one year from their election, or at such a time as their successors shall be elected and qualified are as follows:

NAME AND ADDRESS             AGE      POSITION                DATE ELECTED

Edward F. Myers III           31      President and Director     6/5/98
9031 Rosedale Dr.
Spring Valley, Ca 91977

Dal N. R. Grauer              53      Secretary and Director     6/5/98
4190 Bonita Rd. #105
Bonita, CA 91902

J. Michael Page               53      Director                   6/5/98
4190 Bonita Rd. #105
Bonita, CA 91902

Gary A. Stannell              45      Director                    6/5/98
4190 Bonita Rd. #105
Bonita, CA 91902

B.    Resumes of the Directors and Officers of the Company are:

Mr. Edward F. Myers III has served as President and a Director of the Company since June 5, 1998. Since 1987, he has operated Myers Painting, a sole proprietorship. Mr. Myers is a licensed contractor in the State of California. He is an experienced hang gliding pilot whose product is of a similar tubular construction as the Company product. . Mr. Myers is an experienced entrepreneur who has produced many inventions and formed new companies. In 1997 he formed Call On- Line, Inc. which developed one of the first publicly available Internet access machines. In 1998 he formed Digital Sign Corporation which developed a sign for parking lots which could be controlled via cellular phone.

Mr. Dal N. R. Grauer has held the position of Corporate Secretary and Director of the Company since June 5, 1998. From January 1994 to August of 1995 he was employed by FCN Financial Services, Inc. in the area of stockholder relations. Between August 1995 and December 1998 he was employed by Airstar Technologies, Inc. where he was also corporate secretary and a Director. Airstar Technologies is a public company in the telecommunications field. At Airstar he was involved in corporate finance and investors relations. Since the end of 1998 he has not been employed. Airstar Technologies Inc. filed for a Chapter 11 reorganization on October 13, 1998 in the U.S. Bankruptcy Court in the city of Riverside in the County of Riverside, California. Airstar Technologies remains in Chapter 11 as of the date of this filing.

J. Michael Page has been a director of the Company since June 5, 1998. For the last five years Mr. Page has been a self employed business consultant, consulting in the area of corporate structure and finance.

Gary A. Stannell has been a Director of the Company since June 5, 1998. Between 1993 and 1995 he was employed by Autogas Propane Ltd. He was in charge of merchandising and supply of products for the Provence of British
Columbia, Canada.   Since 1995 Mr. Stannell has been President and CEO of
Stannell Petroleum Ltd.("Stannell Ltd"). Stannell Ltd is a supplier of Marine and Aviation fuels. Stannell Ltd operates a truck stop and fueling facility at the Vancouver International Airport located in Richmond, B.C., Canada.

ITEM  6.   EXECUTIVE COMPENSATION

A. None of the officers or directors receives or has received any remuneration from the Company.

B. There is no annuity, pension or retirements benefit proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

C. No remuneration is proposed to be paid in the future directly or indirectly by the Company to any officer or director under any plan which is presently existing. No options have been granted. The Company has not decided when and in what circumstances it will start paying officers and directors.

ITEM  7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 5, 1998 the Company issued 100,000 shares of its common stock to its president Edward F. Myers III for all the outstanding stock of California Beach Couch, Inc. The Company's board of directors valued this transaction at $100 which was based on the out-of -pocket expenses of Mr. Myers in the
                                                                Page 8
formation of the CBC.

On June 5, 1998 the company issued 25,000 shares of its common stock to Edward
F. Myers III, J. Michael Page, Dal N.R. Grauer and Gary A. Stannell, respectively, for par value ($2.50 each).

On June 5, 1998 the Company issued 1,900,000 of its common stock to Edward F. Myers II for $190.

On June 5, 1998 the Company issued 1,900,000 shares of its common stock to
J. Michael Page for $190.



ITEM  8.  LEGAL PROCEEDINGS

None

ITEM  9.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        Title of Class                          Number of Record Holders

           Common                                        49

There is, as of the date of filing, no public market in any class of stock of the Company.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

On June 5, 1998 the Company issued 100,000 shares of its common stock to Edward
F. Myers III (the Company's president) in exchange for all of the outstanding stock of California Beach Couch, Inc., a California corporation. The issuance was made a non-public offering in reliance on Section 4(2) of the Securities Act of 1933 as amended ("the Act").

On June 5, 1998 the Company sold 25,000 shares of its common stock for $2.50 to each of its directors. The sale was made as a non-public offering in reliance on Section 4(2) of the Act.

On June 5, 1998 the Company sold to Edward F. Myers II, 1,900,000 shares of common stock for $190 and sold to J. Michael Page, a director, 1,900,000 shares of common stock for $190. These sales were made as a non-public offering in reliance on Section 4(2) of the Act.

Between June 15, 1998 and Dec. 31, 1998 the Company sold 222,750 shares of its common stock to 44 personal acquaintances of the officers and directors at $0.08 per common share. These sales were made in reliance on an exemption from registration contained in Regulation D (504).

ITEM  11.  DESCRIPTION OF SECURITIES

The Company is authorized to issue 50,000,000 shares of Common Stock, par value $0.0001 per share. As of June 30, 1999, the Company had outstanding 4,222,750 shares of Common Stock. All Common Shares are equal to each other with respect to voting, and dividend rights, and subject to the rights of the preferred shareholders. There are 20,000,000 shares of preferred par value $0.0001, none of which are outstanding.


Special meetings of the Shareholders may be called by the officers, directors, or upon the request of holders of at least ten percent of the outstanding voting shares. Holders of Common Shares are entitled to one vote at any meeting of the Shareholders for each Common Share they own as of the record date. fixed by the Board of Directors. At any meeting of Shareholders, a majority of the outstanding Common Shares of the Company entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the Common Shares represented at a meeting will govern, even if this is substantially less than a majority of the Common Shares outstanding.

Subject to the rights of the preferred shareholders described below, holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rate in a distribution of assets available for such a distribution to Shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made to the Certificate of Incorporation and Bylaws of the Company as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the Bylaws may be amended by the Board of Directors without notice to the Shareholders.

                              Non-Cumulative Voting

The shares of the Company do not have cumulative voting rights, which means that the holders of more than fifty percent of the Common Shares voting for election of directors may elect all the directors if they choose to do so.
In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.
                                                               Page 10

                                 "Penny Stock"

The Securities and Exchange commission has adopted rule 15g-9 which established the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (1) that a broker or dealer approve a person's account for transactions inpenny stocks: and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve person's account for transactions in penny stocks, the broker or dealer must
(i)obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

ITEM  12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation of the Company provides for indemnification of Directors and Officers of the Company as follows:

                                    ARTICLE IX

"The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of * 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented."


                                    ARTICLE X

"The corporation shall, to the fullest extent permitted by the provisions of * 145 of the General Corporation Law of the State of Delaware, as the same may
                                                               Page 11
be amended and supplemented indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."


ITEM  13.  FINANCIAL STATEMENTS

Audited Financial Statements for the year ended December 31, 1998.

ITEM  14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
           ACCOUNTING AND FINANCIAL DISCLOSURES

      None.

ITEM  15.  FINANCIAL STATEMENTS AND EXHIBITS

a).  Audited Financial Statements for the fiscal year ended December 31, 1998.

b)  2.1    Plan of Acquisition
    3.(i)  Articles of Incorporation
    3.(ii) By-Laws
    4.1    Instruments defining the rights of holders
    10.1   Purchase agreement dated June 8, 1998 between Beach Couch, Inc. and
           J. Michael Page.
    11.1   Computation of per share earnings
    21.1   Subsidiaries of the registrant
    23.1   Consent of Auditor
    27.1   Financial Data Schedule
                                                               Page 12

                       INDEPENDENT AUDITOR S REPORT

To the Board of Directors and Stockholders of Beach Couch, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Beach Couch, Inc. (a development stage company) and subsidiary (collectively, the Company ) as of December 31, 1998 and the related consolidated statements of operations, changes in stockholders equity and cash flows for the period rom June 4, 1998 (date of inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolid on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as we nancial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
                                                               Page 13

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and the results of its operations and its cash flows for the period from June 4, 1998 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles.

As discussed in Note G to the consolidated financial statements, the Company has restated its consolidated financial statements for the year ended December 31, 1998.

\\ Harlan & Boettger  \\
Harlan & Boettger, LLP
San Diego, California
March 4, 1999, except for Note G,
as to which the date is July 26, 1999


                    BEACH COUCH, INC. AND SUBSIDIARY
                      (A Development Stage Company)
                       CONSOLIDATED BALANCE SHEET
                            DECEMBER 31, 1998


      ASSETS

CURRENT ASSETS
   Cash                                                     $    11,230
Inventory                                                      3,109

    TOTAL CURRENT ASSETS                                   $    14,339

      LIABILITIES AND STOCKHOLDERS  EQUITY

CURRENT LIABILITIES
 Income taxes payable                                     $        850
 Accounts payable - related party (Note F)                       1,500

    TOTAL LIABILITIES                                            2,350

STOCKHOLDERS  EQUITY
 Preferred stock, $.0001 par value, 20,000,000 shares
    authorized, none issued and outstanding -
 Common stock, $.0001 par value, 50,000,000 shares
    authorized, 100,000 issued and outstanding (Note B)             10
 Additional paid-in capital                                         90
 Stock to be issued (Note C and G)                           18,210
 Stock subscriptions receivable                                   (390)
 Deficit accumulated during development stage                   (5,931)

    TOTAL STOCKHOLDERS  EQUITY                                  11,989

    TOTAL LIABILITIES AND STOCKHOLDERS  EQUITY             $    14,339
                                                               Page 14

                       BEACH COUCH, INC. AND SUBSIDIARY
                        (A Development Stage Company)
                     CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE PERIOD FROM JUNE 4, 1998
                  (DATE OF INCEPTION) TO DECEMBER 31, 1998


NET SALES                                                $      315

COSTS OF SALES                                                  684
                                                         ----------
    GROSS (LOSS)                                               (369)

OPERATING EXPENSES                                            4,712
                                                         ----------
LOSS FROM OPERATIONS                                         (5,081)

INCOME TAXES                                                    850
                                                         ----------
NET LOSS                                               $     (5,931)

BASIC NET LOSS PER COMMON SHARE (Note A)               $       (.00)

WEIGHTED AVERAGE SHARES OUTSTANDING                        4,074,202
                                                               Page 15

                      BEACH COUCH, INC. AND SUBSIDIARY
                       (A Development Stage Company)
         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY


                                                       Deficit
                                                       Accumulated
                      Additional         Stock         Stock During Total
        Common Stock  Paid-in  Stock to  Subscriptions Development Stockholders
        Shares Amount Capital  be issued Receivable    Stage        Equity



Balance,
June 4,
1998         -   $ -    $ -      $ -       $-           $ -         $   -

Common
stock
issued
for
purchase
of
subsidiary 100,000 10   90      -        -         -    -           100

Proceeds
Received
on stock
to be issued   -  -    -        17,820        -         -           17,820

Common stock
to be issued
to company
directors
(Note G)      -   -    -           390     (390)   -                 -

Net loss      -   -    -       -                        (5,931)     (5,931)

Balance,
December
31, 1998   100,000 $10  $90      $18,210  $(390)       $(5,931)     $11,989

                                                               Page 16

                       BEACH COUCH, INC. AND SUBSIDIARY
                        (A Development Stage Company)
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                       FOR THE PERIOD FROM JUNE 4, 1998
                   (DATE OF INCEPTION) TO DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss                                             $ (5,931)
    Adjustments to reconcile net loss to net
    cash used in operating activities:
    Other                                                     100
    Changes in assets and liabilities:
       Inventory                                           (3,109)
       Income taxes payable                                   850
       Accounts payable - related party                     1,500

NET CASH USED IN OPERATING
  ACTIVITIES                                                (6,590)

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from stock to be issued                        17,820

NET CASH PROVIDED BY FINANCING
  ACTIVITIES                                                17,820

NET INCREASE IN CASH                                        11,230

CASH AT BEGINNING OF PERIOD                                      -

CASH AT END OF PERIOD                                       $11,230

                                                               Page 17

                     BEACH COUCH, INC. AND SUBSIDIARY
                       (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.    Organization and Summary of Significant Accounting Policies:

Organization

Beach Couch, Inc., a Delaware corporation (the Company ) was incorporated on June 4, 1998. The Company is a development stage business created to engage in the development of a unique, low to the ground, two-person beach chair.

Principles of Consolidation

The consolidated financial statements include Beach Couch, Inc., and its wholly owned subsidiary, California Beach Couch, Inc., which was incorporated in California on May 19, 1998. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or net
realizable value, and consists of   materials and labor.

Earnings Per Share

Earnings per share are provided in accordance with Statement of Financial Accounting Standard No.128 (FAS No. 128) Earnings Per Share . Due to the Company s simple capital structure, with only common stock outstanding, only basic earnings per share is presented. Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding plus the weighted average of common stock to be issued during the period. In January 1999, the Company received $390 for 3,900,000 shares of common stock to be issued. For the purposes of computing earnings per share, the3,900,000 shares of common stock to be issued were included in earnings per share for the period ended December 31, 1998.
                                                               Page 18

Accounting for Business Combinations

The acquisition of California Beach Couch, Inc. was recorded as a purchase in accordance with Accounting Principle Board Opinion No. 16 (APB No. 16) Business Combinations . The operating results of the acquired entity are included in the Company s consolidated financial statements from the date of acquisition.
A.    Organization and Summary of Significant Accounting Policies: (continued)

Income Taxes

Income taxes are provided in accordance with Statement of Financial ccounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

B.   Acquisition:

On June 5, 1998, the Company authorized the issuance of 100,000 shares of Beach Couch, Inc. common stock at par value of $.0001 to acquire 100% of the outstanding shares of California Beach Couch, Inc. valued at $100 by the Board of Directors. The purchase of shares has been recorded using the purchase method of accounting. At the date of the transaction, California Beach Couch, Inc. had no assets or liabilities. At the date of acquisition, the President of California Beach Couch, Inc. was also the President of the Company.

C.   Stockholders  Equity:

On June 5, 1998, the Board of Directors authorized the issuance of 400,000 common shares at $.08 per share through a Section 504 (Reg. D) offering.
As of December 31, 1998, the Company had received cash for 222,750 shares but such shares had not been issued. Cash received on common stock to be issued is presented as Stock to be Issued on the accompanying consolidated balance sheet.

D.   Supplemental Disclosure of Cash Flow Information:

Cash paid for income taxes and interest during the period ended December 31, 1998 were as follows:

             Income taxes              $         -
             Interest                            -

Noncash investing and financing transactions during the period were as follows:

During the period ended December 31, 1998, the Company issued 100,000 shares of its common stock, valued at $100 to acquire 100% of the outstanding shares of California Beach Couch, Inc. in a stock for stock transaction.
                                                               Page 19

E.    Income Taxes:

The Company s total deferred tax asset at December 31, 1998 is as follows:

          Net operating loss carryforward$ 1,400

             Valuation allowance


                                                                  (1,400)

                                       $        -

The Company has a net operating loss carryforward of $9,040 which, if not utilized, will expirein 2012. The valuation allowance increased $2,200 during the period ended December 31, 1998. It is reasonably possible that the Company s estimate of valuation allowance will change.

F.    Related Party Transactions:

A stockholder of the Company is also a stockholder of EFM Venture Group, Inc., ( EFM ). Included in accounts payable - related party at December 31, 1998, is $1,500 of expenses EFM paid on behalf of the Company.

G.    Restatement:

Subsequent to March 4, 1999, it was discovered that the date of authorization by the Board of Directors and the subsequent signing of stock purchase agreements by certain directors of the Company had been reported in error as December 1, 1998. On June 5, 1998, the Board of Directors authorized and purchased 3,900,000 common shares at par value of $.0001 or $390. The Company had not yet received payment nor issued the shares as of December 31, 1998, and accordingly, has recorded Subscriptions Receivable and Stock to be Issued for the $390. This restatement had no effect on income taxes. Subsequent to year end, subscriptions receivable were paid in full and the common stock was issued.

Additionally, management discovered costs associated with inventory held at December 31, 1998 had been expensed to cost of sales in the statement of operations in error instead of being recorded as inventory.
Accordingly,
the Company has restated the balance sheet to include $3,109 of inventory at
December 31, 1998.  This restatement decreased the net loss   by $3,109

and had no effect on income taxes.
                                                               Page 20

                    BEACH COUCH, INC. AND SUBSIDIARY
                      (A Development Stage Company)

                    CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE PERIOD FROM JUNE 4, 1998

                (DATE OF INCEPTION) TO DECEMBER 31, 1998

                INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


INDEPENDENT AUDITOR S REPORT                                        F-1


CONSOLIDATED FINANCIAL STATEMENTS:

 Consolidated Balance Sheet as of December 31, 1998                 F-2

 Consolidated Statement of Operations for the period from
 June 4, 1998 (date of inception) to December 31, 1998              F-3

 Consolidated Statement of Changes in Stockholders Equity for the period from June 4, 1998 (date of inception) to December 31, 1998 F-4

 Consolidated Statement of Cash Flows for the period from
 June 4, 1998 (date of inception) to December 31, 1998              F-5

 Notes to Consolidated Financial Statements                       F-6 - F-8

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this disclosure statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  BEACH COUCH, INC.




Dated:  10/28/99                               \\ EDWARD F. MYERS \\
                                                __________________________
                                                  EDWARD F. MYERS, III
                                                          President
                                                               Page 22